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                                                                    EXHIBIT 21.1



                        Subsidiaries of the Registrant.


1.   Internet Security Systems, Inc. (Georgia).

2.   Internet Security Systems Europe N.V. (Belgium).

3.   Internet Security Systems K.K. (Japan).